                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549




                                       FORM 8-K


                                    CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


           DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 30, 1996



                            NATURAL WAY TECHNOLOGIES, INC.
               -------------------------------------------------------
               (EXACT NAME OF REGISTRATION AS SPECIFIED IN ITS CHARTER)






             NEVADA                 33-55254-04            87-0394341
- -------------------------    -----------------------  -------------------

(State or other jurisdiction (Commission File Number)    (IRS Employer
      of incorporation)                               Identification No.)


                       ROOM 3105, 31/F, UNIVERSAL TRADE CENTRE
                         3-5A ARBUTHNOT ROAD, CENTRAL, HONG KONG
              -----------------------------------------------------
                 (Address of principal executive offices) (Zip Code)



         REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (852) 2521-6296



                                 ENERGY SYSTEMS, INC.
                    1111 CAROLINE, STE. 2905, HOUSTON, TEXAS 77010
        --------------------------------------------------------------
            (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT


    As a result of the acquisition detailed in Item 2, supra control of the Registrant passed to the former shareholders of China Medical Development Ltd. The new controlling shareholders are:

                                  Number of                Percent of
                                  shares                     Class
                                  --------                 ----------

    a)   Beautimate Limited       6,900,000
    b)   Ongoing Limited          100,000

In addition, each of these shareholders were issued the following Series B Preferred Shares whose vote on all corporate matters is equivalent to thirty percent of the total vote:

                                  Number of           Percent of
                                   Shares               Class
                                  ---------           ---------

    a)   Beautimate Limited       100,000                  100%
    b)   Ongoing Limited                0                    0


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


    As of the close of business on June 30, 1996 the Registrant acquired all of the issued and outstanding capital stock of China Medical Development Co. Ltd., a British Virgin Islands corporation ("China Medical") in exchange for 7,000,000 shares of the Registrant's Common Stock, $0.001 par value, 100,000 shares of Series B Preferred Stock and $4,200,000 in cash. The Common Stock issued represent approximately 85.37% of the Registrant's issued and outstanding Common Stock following the acquisition. The Series B Preferred Stock has voting rights which will always be equal to 30% of the total vote on any corporate matter.

    China Medical was established to participate in a sino-foreign joint venture with the Dunhua Huakang Pharmaceutical Plant, ("DHPP") a state owned enterprise engaged in the manufacturing of formulated Chinese medicines for sale within the Peoples Republic of China ("PRC"). Under the joint venture agreement dated March 6, 1996, China Medical contributed $4,200,000 in cash for a seventy-percent interest in the joint venture, while DHPP contributed its production plant, (buildings, plant and machinery) valued at $1,800,000 for a thirty-percent interest in the joint venture.

    The joint venture will succeed to the business of manufacturing formulated Chinese medicine which was previously produced by DHPP. As part of the joint venture agreement, DHPP has delivered a guarantee to China Medical that the annual net income after tax (as determined under generally accepted accounting principles) of the joint venture for each of its first four years of operations will not be less than 25% of the net assets employed by the joint venture. In the event that the net income of the joint venture is below the guaranteed amount, DHPP has agreed to reallocate all or a portion of its net income from the joint venture to China Medical, or make payments to China Medical to cover any shortfall to China Medical's share of the net income. In addition, DHPP has agreed to transfer to the joint venture additional operating assets and liabilities with an estimated value of approximately for a note which bears interest at an annual rate of 5.5%. The joint venture has the right to transfer the note back to DHPP if the outstanding accounts receivable as of December 31, 1995 are not realised in cash by June 30, 1997.

Other key provisions of the joint venture agreement include:

/ / the joint venture duration is 30 years extending from March, 1996 to March, 2026;

/ / the profit and loss sharing ratio is the same as the respective percentage of equity interest (70% to China Medical and 30% DHPP); and

/ / the Board of Directors will consist of seven members, three designated by DHPP and four designated by China Medical.


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT


    a)   Dismissal of Independent Accounting Firm

         (i) D. Brian MacBeth (the "principal accountant"), the independent accountant which audited the financial statements of the Registrant (formerly, Energy Systems, Inc.) during fiscal years 1994 and 1995, was dismissed in such capacity on July 31, 1996.

         (ii) None of the principal accountant's reports on the financial statements of the registrant for either of the past two years has contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

         (iii) The decision to change accountants was recommended by the board of directors.

         (iv) During the preceeding two years and the subsequent interim period preceding his dismissal, the Registrant had no disagreements with the principal accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the principal accountant, would have caused him to make reference to the subject matter of the disagreement(s) in connection with his report.

         (v)       None of the kinds of events listed in paragraph
    (a)(1)(v)(A) through (D) of Regulation S-K, Item 304 occurred during the two most recent fiscal years or any subsequent interim periods.

    (b)  Engagement of New Independent Accountants

         On July 31, 1996, the Registrant's board of directors formally engaged Arthur Anderson & Co. as its new principal accountants (the "new accounting firm") to audit the Registrant's financial statements.

         The new accounting firm served as the principal accounting firm for the Registrant's subsidiary joint venture partner, Dunhua Huakang Pharmaceutical Plant, with respect to its financial statements for fiscal years 1994 and 1995. Other than its services in that regard, the Registrant, during the two most recent fiscal years and the subsequent interim period prior to the engagement of the new accounting firm, did not consult with the new accounting firm with regard to any of the matters listed in Regulation S-K Items 304(a)(2)(i) or (ii).

ITEM 5.  OTHER EVENTS.


    On July 16, 1996, the Registrant filed Articles of Amendment with the Secretary of State for the State of Nevada to change its name from Energy Systems, Inc. to Natural Way Technologies, Inc.

    During May, 1996, the Registrant sold 4,200,000 of Series A Convertible Preferred Shares pursuant to the provisions of Regulation S to finance the acquisition of China Medical. The Series A Convertible Preferred Shares are convertible into Common Shares of the Registrant at any time after July 5, 1996 at the lesser of the market price of the stock, or $1.00 per share.


ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS


    a)   Financial statements of business acquired

    b) Proforma financial information - no proforma financial information is included as the Registrant was a development stage Company until the acquisition of China Medical and the proforma information is almost identical to the financial statements of the acquired business.

    C)   Exhibits

          2.1      Acquisition Agreement
         16.1 Letter from D. Brian MacBeth regarding change in certifying accountants.

                                      SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.



                                       NATURAL WAY TECHNOLOGIES, INC.


Date: July     , 1996             BY:
          -----                        -------------------------------------
                                       Yiu Yat Hung
                                       Chairman and Chief Executive Officer

                      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                                     [LETTERHEAD]


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of China Medical Development Co. Ltd.:



We have audited the accompanying balance sheets of Dunhua Huakang Pharmaceutical Plant (a state-owned enterprise established in the People's Republic of China; "the Company") as of December 31, 1994 and 1995 and the related statements of operations, cash flows and changes in equity for the years ended December 31, 1993, 1994 and 1995, expressed in Chinese Renminbi. These financial statements are the responsibility of management of the Company. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Substantially all of the Company's operations are conducted in the People's Republic of China. Accordingly, the Company is subject to special considerations and significant risks as described in Note 1 to the accompanying financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dunhua Huakang Pharmaceutical Plant as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the years ended December 31, 1993, 1994 and 1995, in conformity with generally accepted accounting principles in the United States of America.


                                  /s/ Arthur Andersen & Co


Hong Kong,
June 25, 1996.

                         DUNHUA HUAKANG PHARMACEUTICAL PLANT


                               STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995




                                   1993        1994              1995
                                ----------  ----------  ----------------------
                                 Rmb'000    Rmb'000     Rmb'000     US$'000

Net sales                        36,024     103,614      86,093      10,348
Cost of goods sold              (10,712)    (27,626)    (22,321)     (2,683)
                                ----------  ----------  ----------  ----------

         Gross profit            25,312      75,988      63,772       7,665

Selling expenses                 (3,379)    (18,306)    (14,226)     (1,710)
General and administrative
 expenses                       (10,922)    (44,609)    (22,084)     (2,654)
Interest income (expense),
 net                             (1,353)       (433)        160          19
Other expense, net                  -           (96)        (46)         (6)
                                ----------  ----------  ----------  ----------

         Income before
           income tax             9,658      12,544      27,576       3,314

Provision for income tax            -        (1,000)     (1,000)       (120)
                                ----------  ----------  ----------  ----------

Net income                        9,658      11,544      26,576       3,194
                                ----------  ----------  ----------  ----------
                                ----------  ----------  ----------  ----------



The accompanying notes are an integral part of these statements of operations.

_______________
Translation of amounts from Renminbi ("Rmb") into United States dollars ("US$") for the convenience of the reader has been made at the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York on June 25, 1996 of US$1.00= Rmb 8.32. No representation is made that the Renminbi amounts could have been, or could be, converted into United States dollars at that rate on June 25, 1996 or at any other certain rate.

                         DUNHUA HUAKANG PHARMACEUTICAL PLANT


                   BALANCE SHEETS AS OF DECEMBER 31, 1994 AND 1995



                                               1994             1995
                                           ----------  ----------------------
                                            Rmb'000     Rmb'000    US$'000
ASSETS
- ------

Current assets:
    Cash                                      5,345       3,111         374
    Accounts receivable, net                 44,211      54,308       6,528
    Prepayments                               4,103       3,537         425
    Inventories, net                          7,974       7,170         862
    Due from related companies                7,727       8,752       1,052
                                           ----------  -----------  ----------

         Total current assets                69,360      76,878       9,241

Deferred value added tax recoverable          1,686       1,349         162
Property, plant and equipment, net            3,323      18,157       2,182
                                           ----------  -----------  ----------

         Total assets                        74,369      96,384      11,585
                                           ----------  -----------  ----------
                                           ----------  -----------  ----------
LIABILITIES AND EQUITY
- ----------------------

Current liabilities:
    Short-term borrowings                     1,690          37           4
    Accounts payable                          6,875       6,776         815
    Accrued expenses and other payables      29,371      24,897       2,992
    Taxation payable                         12,083      13,642       1,640
    Due to related companies                    274         380          46
                                           ----------  -----------  ----------

         Total current liabilities           50,293      45,732       5,497
                                           ----------  -----------  ----------

Equity:
    Dedicated capital                         5,070       7,728         929
    Retained earnings                        19,006      42,924       5,159
                                           ----------  -----------  ----------

         Total equity                        24,076      50,652       6,088
                                           ----------  -----------  ----------

         Total liabilities and equity        74,369      96,384      11,585
                                           ----------  -----------  ----------
                                           ----------  -----------  ----------



The accompanying notes are an integral part of these balance sheets.

__________________
Translation of amounts from Renminbi ("Rmb") into United States dollars ("US$") for the convenience of the reader has been made at the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York on June 25, 1996 of US$1.00=Rmb
8.32. No representation is made that the Renminbi amounts could have been, or could be, converted into United States dollars at that rate on June 25, 1996 or at any other certain rate.

                         DUNHUA HUAKANG PHARMACEUTICAL PLANT

                               STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995




                                                                 1993        1994              1995
                                                              ----------  ----------  ----------------------
                                                               Rmb'000    Rmb'000     Rmb'000      US$'000
Cash flows from operating activities:
- -------------------------------------
Net income                                                      9,658      11,544      26,576       3,194
Adjustments to reconcile net income to net cash provided
    by operating activities -
    Depreciation of property, plant and equipment                 163         154         367          44
    Provision for bad debts                                         -       4,037           -         -
    Provision for stock obsolesence                               822           -           -         -
(Increase) Decrease in operating assets -
    Accounts receivable, net                                  (12,628)    (27,966)    (10,097)     (1,213)
    Prepayments                                                (1,210)       (635)        566          68
    Inventories, net                                           (5,200)       (389)          (       80497
    Due from related companies                                 (1,499)     (6,228)     (1,025)       (123)
    Deferred value added tax recoverable                            -      (1,686)        337          41
Increase (Decrease) in operating liabilities -
    Accounts payable                                            2,360       2,720         (99)        (12)
    Accrued expenses and other payables                         4,653      22,569      (4,474)       (538)
    Taxation payable                                            1,822      10,003       1,559         187
    Due to related companies                                        -         274         106          13
                                                              ----------  ----------  ----------  ----------

    Net cash provided by (used in) operating activities        (1,059)     14,397      14,620       1,758
                                                              ----------  ----------  ----------  ----------

Cash flows from investing activities:
- -------------------------------------
Acquisition of property, plant and equipment                     (535)     (1,200)    (15,269)     (1,835)
Proceeds from disposals of property, plant and equipment          181       1,295          68           8
                                                              ----------  ----------  ----------  ----------

    Net cash (used in) provided by investing activities          (354)         95     (15,201)     (1,827)
                                                              ----------  ----------  ----------  ----------

Cash flows from financing activities:
- -------------------------------------
New short-term bank loans                                       5,880         381           -     -
Repayment of short-term bank loans                             (3,662)    (10,507)     (1,653)       (199)
                                                              ----------  ----------  ----------  ----------

    Net cash (used in) provided by financing activities         2,218     (10,126)     (1,653)       (199)
                                                              ----------  ----------  ----------  ----------

    Net  (decrease) increase in cash                              805       4,366      (2,234)       (268)

Cash, as of beginning of year                                     174         979       5,345         642
                                                              ----------  ----------  ----------  ----------

Cash, as of end of year                                           979       5,345       3,111         374
                                                              ----------  ----------  ----------  ----------
                                                              ----------  ----------  ----------  ----------




The accompanying notes are an integral part of these statements of cash flows.


Translation of amounts from Renminbi ("Rmb") into United States dollars ("US$") for the convenience of the reader has been made at the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York on June 25, 1996 of US$1.00=Rmb
8.32. No representation is made that the Renminbi amounts could have been, or could be, converted into United States dollars at that rate on June 25, 1996 or at any other certain rate.

                         DUNHUA HUAKANG PHARMACEUTICAL PLANT


                           STATEMENTS OF CHANGES IN EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995


                                               Dedicated      Retained
                                                capital       earnings
                                              -----------   -----------
                                               Rmb'000        Rmb'000

Balance as of December 31, 1992                    685          2,189

    Net income                                       -          9,658
    Transfer to dedicated capital                3,231         (3,231)
                                              -----------   -----------

Balance as of December 31, 1993                  3,916          8,616

    Net income                                       -         11,544
    Transfer to dedicated capital                1,154         (1,154)
                                              -----------   -----------

Balance as of December 31, 1994                  5,070         19,006

    Net income                                       -         26,576
    Transfer to dedicated capital                2,658         (2,658)
                                              -----------   -----------

Balance as of December 31, 1995                  7,728         42,924
                                              -----------   -----------
                                              -----------   -----------





The accompanying notes are an integral part of these statements of changes in equity.

                         DUNHUA HUAKANG PHARMACEUTICAL PLANT


                            NOTES TO FINANCIAL STATEMENTS




1.  ORGANIZATION AND PRINCIPAL ACTIVITIES


Dunhua Huakang Pharmaceutical Plant ("DHPP" or "the Company") was established in the People's Republic of China ("the PRC") in 1990 as a state-owned enterprise [directly under Dunhua Municipal Government]. The principal activity of DHPP was manufacturing formulated Chinese medicine for sales to customers in the PRC. DHPP's manufacturing plant was located in Dunhua, Jilin Province, the PRC.

Under a joint venture agreement dated March 6, 1996, DHPP and China Medical Development Co. Ltd. ("CMDC"; a company incorporated in the British Virgin Islands) established a sino-foreign joint venture in the PRC - Dunhua Huakang Pharmaceutical Co. Ltd. ("DHPC"). Pursuant to the aforesaid agreement, CMDC has contributed to DHPC cash of US$4,200,000 (equivalent to approximately Rmb 34,860,000, determined at an exchange rate of US$1.00 for Rmb 8.30) as its capital contribution for 70% equity interest in DHPC, while DHPP has contributed to DHPC its production plant, including buildings, plant and machinery, with a value of US$ 1,800,000 (equivalent to approximately Rmb 14,940,000 based on an exchange rate of US$1.00 for Rmb 8.30) as its capital contribution for 30% equity interest in DHPC.

DHPC will succeed to the business of manufacturing of formulated Chinese medicine which was previously undertaken by DHPP. In connection with the establishment of DHPC, DHPP has delivered a guarantee to CMDC that the annual net income after tax (as determined under generally accepted accounting principles in the United States of America) of DHPC for each of its first four years of operations will not be less than 25% of the net assets employed by DHPC. In the event that the net income of DHPC is below the guaranteed amount, DHPP has agreed to reallocate all or a portion of its entitlement to the net income of DHPC to CMDC or make payments to CMDC so as to cover any shortfall with respect to CMDC's share of the net income. In addition, DHPP has agreed to transfer into DHPC additional operating assets and liabilities with an estimated valuation of approximately Rmb 35,712,000 for a note receivable which bears interest at an annual rate of 5.5%. CMDC has been given a guarantee to transfer the accounts receivable back to DHPP if the accounts receivable as of December 31, 1995 are not realised in cash by June 30, 1997.

The other key provisions of the joint venture agreement include:

- -   the joint venture period is 30 years from March 1996 to March 2026;

- -   the profit and loss sharing ratio is the same as the respective percentage of equity interest; and

- -   the Board of Directors consists of seven members, with three designated by
    DHPP and four designated by CMDC.

RISK CONSIDERATIONS

As substantially all of the operations of DHPP are conducted in the PRC, DHPP is subject to special considerations and significant risks not typically associated with investments in equity securities of North American and Western European companies. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. These are described further in the following paragraphs:

a.  POLITICAL ENVIRONMENT

    DHPP's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. While the PRC's government is expected to continue its economic reform policies, many of the reforms are new or experimental and may be refined or changed. It is also possible that a change in the PRC's leadership could lead to changes in economic policy.

b.  ECONOMIC ENVIRONMENT

    The economy of the PRC differs significantly from the economy in the North American and Western European countries in many respects, including its structure, levels of development and capital reinvestment, growth rate, government involvement, resource allocation, self-sufficiency, rate of inflation and balance of payments position. The adoption of economic reform policies since 1978 has resulted in a gradual reduction in the role of state economic plans in the allocation of resources, pricing and management of such assets, and increased emphasis on the utilization of market forces, and rapid growth in the PRC's economy. However, such growth has been uneven among various regions of the country and among various sectors of the economy.

    In recent years, the PRC's economy has experienced periods of rapid economic expansion and high rates of inflation, which have led to the adoption by the central government from time to time of various corrective measures designed to regulate growth and control inflation. High inflation may cause the government to take other actions which could inhibit economic activity in the PRC and may thereby delay planned expansion. Such action could adversely affect DHPP's results of operations and expansion plans.

c.  LEGAL ENVIRONMENT

    The PRC's legal system is based on written statutes under which prior court decisions may be cited as authority but do not have binding precedential effect. The PRC's legal system is relatively new, and the government is still in the process of developing a comprehensive system of laws, a process that has been ongoing since 1979. Considerable progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. Such legislation has significantly enhanced the protection afforded to foreign investors. However, experience with respect to the implementation, interpretation and enforcement of such laws is limited.

d.  FOREIGN CURRENCY EXCHANGE

    DHPP expects that substantially all of its revenue will be denominated in Renminbi ("Rmb"). A portion of such revenues will need to be converted into other currencies to meet foreign currency obligations. At present, the conversion of Renminbi into other currencies and the remittance of foreign currencies abroad to meet foreign currencies obligations on trade debts, loans and profit repatriation do not require approvals of the PRC government. All other conversion of Renminbi and the remittance of foreign currencies abroad, in particular those relating to capital transactions, require approvals of the PRC government. No assurance can be given that DHPP will continue to be able to convert sufficient amounts of foreign currencies in the PRC's foreign exchange markets in the future to meet its foreign currency obligations.



2.  BASIS OF PRESENTATION

The accompanying financial statements were prepared in accordance with generally accepted accounting principles in the Unites States of America ("US GAAP").
This basis of accounting differs from that used in the statutory accounts of DHPP, which were prepared in accordance with the accounting principles and the relevant financial regulations applicable to state-owned enterprises in the PRC, as established by the Ministry of Finance of the PRC.

The principal adjustments made to conform to US GAAP included the following:

- -   Adjustment to recognize sales and cost of sales upon delivery of goods and passage of title to customers;

- -   Recording additional allowance for doubtful accounts receivable;

- -   Recording of provision for obsolete, slow-moving and defective inventories;
    and

- -   Reclassification of certain items designated as "dedicated capital appropriated from/transferred to net income" as charges or credits to income.



3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  SALES

    Sales represent the invoiced value of goods, net of sales tax or value-added tax, supplied to customers. Sales are recognized upon delivery of goods and passage of title to customers.

b.  TAXATION

    Income tax is provided under the provisions of Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been included in the financial statements or tax returns.

    DHPP's sales is subject to value added tax ("VAT") at a rate of 17% which can be offset by VAT paid by DHPP on its purchases.

c.  INVENTORIES

    Inventories are stated at the lower of cost, on a weighted average basis, and market value. Costs of work-in-progress and finished goods are composed of direct materials, direct labor and an attributable portion of manufacturing overheads.

d.  PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost. Depreciation for financial reporting purposes is provided using the straight-line method over the asset's estimated useful life after taking into account the estimated residual value. The estimated useful lives are as follows:

    Land and buildings                                       15 years
    Machinery and equipment                                  10 years
    Motor vehicles                                            5 years
    Furniture, fixtures and office equipment                  5 years

    Construction-in-progress represents buildings under construction, and machinery and equipment pending installation. No depreciation is provided in respect of construction-in-progress until the construction and installation work is completed.

e.  USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

4.  TAXATION

The Company, being a state-owned enterprise in the PRC, is subject to PRC income tax at a rate of 55% for the year ended December 31, 1993, and at a rate of 33% (30% state unified income tax and 3% local income tax) for the years ended December 31, 1994 and 1995. However, DHPP was granted tax concessions by the Dunhua Municipal Government and was exempted from income tax for the year ended December 31, 1993 and was required to pay pre-determined income tax of Rmb 1,000,000 for each of the years ended December 31, 1994 and 1995. The reconciliations of the statutory income tax rate in the PRC to the effective income tax rate as stated in the statements of operations are as follows :

                                                 Year ended December 31,
                                          ----------------------------------
                                             1993        1994        1995
                                          ----------  ----------  ----------

Statutory tax rate                          55.0%       33.0%       33.0%
Tax concessions                            (55.0%)     (25.0%)     (29.4%)
                                          ----------  ----------  ----------

Effective tax rate                             0%        8.0%        3.6%
                                          ----------  ----------  ----------
                                          ----------  ----------  ----------

Taxation payable comprised :

                                                       December 31,
                                          ----------------------------------
                                             1994             1995
                                          ----------  ----------------------
                                          Rmb'000     Rmb'000     US$'000

Income tax                                      -           -     -
Value added tax                             8,755      11,940       1,435
Others                                      3,328       1,702         205
                                          ----------  ----------  ----------

                                           12,083      13,642       1,640
                                          ----------  ----------  ----------
                                          ----------  ----------  ----------



5.  ACCOUNTS RECEIVABLE

Accounts receivable comprised:

                                                      December 31,
                                          ----------------------------------
                                             1994             1995
                                          ----------  ----------------------
                                          Rmb'000     Rmb'000     US$'000

Trade receivables                          48,248      58,345       7,013
Less: Allowance for doubtful accounts      (4,037)     (4,037)       (485)
                                          ----------  ----------  ----------

Accounts receivable, net                   44,211      54,308       6,528

                                          ----------  ----------  ----------
                                          ----------  ----------  ----------

6.  INVENTORIES

Inventories comprised:

                                                    December 31,
                                          ----------------------------------
                                             1994             1995
                                          ----------  ----------------------
                                          Rmb'000     Rmb'000     US$'000

Raw materials                               5,020       3,117         375
Work-in-progress                            2,122       1,898         228
Finished goods                              1,654       2,977         358
                                          ----------  ----------  ----------
                                            8,796       7,992         961

Less: Provision for obsolete, slow-moving
    and defective inventories                (822)       (822)        (99)
                                          ----------  ----------  ----------

Inventories, net                            7,974       7,170         862
                                          ----------  ----------  ----------
                                          ----------  ----------  ----------



7.  DEFERRED VALUE ADDED TAX RECOVERABLE

Deferred value added tax ("VAT") recoverable arose from a change in the PRC tax system and regulations effected January 1, 1994, and was determined at 14% of the balance of DHPP's inventories as of January 1, 1994. In 1994, approximately Rmb 220,000 of the deferred VAT recoverable was utilized to offset output VAT payable by DHPP. Pursuant to a directive issued by the PRC State Tax Bureau, the amount of deferred VAT recoverable outstanding at January 1, 1995 can be used to offset output VAT payable over a period of five years. The amount utilized in 1995 was approximately Rmb 337,000.



8.  PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment comprised:

                                                    December 31,
                                          ----------------------------------
                                             1994             1995
                                          ----------  ----------------------
                                          Rmb'000     Rmb'000     US$'000

Land and buildings                          2,216       2,271         273
Machinery and equipment                       539         724          87
Motor vehicles                                257         569          68
Furniture, fixtures and office equipment      261         230          27
Construction-in-progress:
    Buildings                                 335      11,112       1,336
    Machinery and equipment                   172       3,926         472
                                          ----------  ----------  ----------
                                            3,780      18,832       2,263

Less: Accumulated depreciation               (457)       (675)        (81)
                                          ----------  ----------  ----------

                                            3,323      18,157       2,182
                                          ----------  ----------  ----------
                                          ----------  ----------  ----------

Upon its establishment, DHPP was granted a right to use the parcel of land of approximately Rmb 425,000 presently occupies for the long-term.


9.  SHORT-TERM BORROWINGS

Short-term borrowings comprised :

                                                    December 31,
                                          ----------------------------------
                                             1994             1995
                                          ----------  ----------------------
                                          Rmb'000     Rmb'000     US$'000

Bank loans                                  1,643           -           -
Other loans                                    47          37           4
                                          ----------  ----------  ----------

                                            1,690          37           4
                                          ----------  ----------  ----------
                                          ----------  ----------  ----------

Supplementary information with respect to the short-term bank loans for the years ended December 31, 1994 and 1995:

                                                    December 31,
                                          ----------------------------------
                                             1994             1995
                                          ----------  ----------------------
                                          Rmb'000     Rmb'000     US$'000

Maximum amount outstanding:                 5,285       1,659         199
Average amount outstanding                  3,464         822          99
Weighted average interest rate per
    annum                                  10.98%      10.98%      10.98%



10. ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables represented commission payable to sales agents at certain percentages of gross sales and accruals of expenditures. The accrued expenses and other payables comprised:

                                                    December 31,
                                          ----------------------------------
                                             1994             1995
                                          ----------  ----------------------
                                          Rmb'000     Rmb'000     US$'000
Accruals for operating expenses
- - Selling expenses                         11,913      10,717       1,288
- - Advertising and promotional expenses      9,946       3,231         388
- - Employee bonus                            2,535       2,366         284
- - Employee salary                             658         901         108
Provision for staff welfare fund            1,842       2,401         289
Accruals for construction cost of buildings     -       5,281         635
Others                                      2,477           -           -
                                          ----------  ----------  ----------

                                           29,371      24,897       2,992
                                          ----------  ----------  ----------
                                          ----------  ----------  ----------

11. DISTRIBUTION OF INCOME

Income of DHPP as determined under generally accepted accounting principles in the PRC is distributable to investors after transfer to contributory dedicated capital as required under PRC government regulations and discretionary dedicated capital as determined by DHPP's board of directors. Contributory dedicated capital is a form of legal reserve fund. Discretionary dedicated capital includes an enterprise expansion fund, new product development fund, salary fund and staff welfare fund. Contributory and discretionary dedicated capital are not distributable in the form of dividends. In the financial statements prepared under US GAAP, amounts designated for payments of employee salary and welfare have been charged to income and the related provisions are reflected as accrued liabilities in the balance sheets.



12. RETIREMENT PLAN

As stipulated by PRC regulations, DHPP maintains a defined contribution retirement plan for all of its employees commencing from 1994. All retired employees are entitled to an annual pension equal to their basic annual salary upon retirement. DHPP contributes to a state sponsored retirement plan approximately 21.5% of the basic salary of its employees, and has no further obligations for the actual pension payments or post-retirement benefits beyond the annual contributions. The state sponsored retirement plan is responsible for the entire pension obligations payable to retired employees. DHPP's contributions for 1993, 1994 and 1995 was Nil (as the plan was not commenced), Rmb 150,000 and Rmb 150,000 respectively.



13. COMMITMENTS

As of December 31, 1995, DHPP had outstanding commitments for construction of a manufacturing plant and purchases of machinery and equipment (not provided for in the financial statements) of approximately Rmb 5,317,000.



OPERATING RISKS

a.  LIMITED PRODUCT TYPES

    Substantially all of DHPP's sales were derived from one product in 1993 and 1994 and two products in 1995.

b.  CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

    DHPP's concentration of credit risk with respect to trade receivables is limited due to the large number of customers comprising DHPP's customer base. There were no customers which represented a significant concentration of sales for 1993, 1994 and 1995, or trade receivables as of December 31, 1994 and 1995. Ongoing credit evaluations of each customer's financial condition are performed and, generally, no collateral is required. DHPP maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management's expectations.

c.  CONCENTRATION OF SUPPLIERS

    Details of the suppliers accounting for more than 10% of DHPP's purchases are as follows:

                                        Percentage of purchases for years ended
                                                      December 31,
                                         --------------------------------------
                                             1993        1994        1995
                                         -----------  ----------  ----------

(Peiking Herbal China Limited)                  -           -         15%
                                         -----------  ----------  ----------
                                         -----------  ----------  ----------



15. RELATED PARTY TRANSACTIONS

DHPP entered into the following transactions with related parties :

                                           Year ended December 31,
                                   ---------------------------------------
                                     1993     1994             1995
                                   -------   -------   -------------------
                                   Rmb'000   Rmb'000   Rmb'000     US$'000

Sales to related companies          -       1,496       2,202         265

Interest income earned from
  related companies                 -         431         -           -

Management fees paid to
  related companies                493        926         -           -
                                   -------   -------   --------    -------
                                   -------   -------   --------    -------

All outstanding balances with related companies are unsecured, non-interest bearing and without pre-determined repayment terms.



16. OTHER SUPPLEMENTARY INFORMATION

                                         Year ended December 31,
                                --------------------------------------------
                                  1993       1994             1995
                                ---------  ---------  ----------------------
                                 Rmb'000    Rmb'000    Rmb'000     US$'000

Interest expenses                1,353        870           6           1

Advertising and promotional
  expenses                       7,384     33,105      17,541       2,108

Bad debt provisions                  -      4,037           -           -

Provision for obsolete, slow-
  moving and defective
  inventories                      822          -           -           -

Interest income                      -        437         166          20
                                ---------  ---------   ---------  ---------
                                ---------  ---------   ---------  ---------

              INTRODUCTION TO UNAUDITED PRO FORMA FINANCIAL INFORMATION



The unaudited pro forma statement of operations for the year ended December 31, 1995 has been prepared to give effect to the establishment of Dunhua Huakang Pharmaceutical Co. Ltd. ("DHPC") and the commencement of its operations had occurred on January 1, 1995. It is based upon the statement of operations of Dunhua Huakang Pharmaceutical Plant ("DHPP"), the predecessor of DHPC, for the year ended December 31, 1995, after giving effect to pro forma adjustments described in the notes thereto.

The unaudited pro forma statement of operations does not purport to represent what the results of operations of DHPC would actually have been if the events described above had in fact occurred on January 1, 1995, or to project the results of operations of DHPC for any future period.

                     UNAUDITED PRO FORMA STATEMENT OF OPERATIONS


                         FOR THE YEAR ENDED DECEMBER 31, 1995


                                Historical -    Pro forma         Pro forma-
                                   DHPP        adjustments           DHPC
                                ------------   ------------  ------------------
                                Rmb'000           Rmb'000    Rmb'000   US$'000

Sales                           86,093                       86,093    10,348
Cost of goods sold             (22,321)                     (22,321)   (2,683)
                                ------------   ------------  ---------  -------

Gross profit                    63,772                       63,772     7,665

Selling expenses               (14,226)                     (14,226)   (1,710)
General and administrative
 expenses                      (22,084)                     (22,084)   (2,654)
Interest income (expense), net     160       (a)  (1,964)    (1,804)     (217)
Other expense, net                 (46)              (46)        (6)
                                ------------   ------------  ---------  -------

Income before income
  tax                            27,576                      25,612     3,078

Provision for income tax        (1,000)      (b)  (7,452)    (8,452)   (1,016)
                                ------------   ------------  ---------  -------

Net income                      26,576                       17,160     2,062
                                ------------   ------------  ---------  -------
                                ------------   ------------  ---------  -------





The accompanying notes are an integral part of this unaudited pro forma statement of operations.

________________
Translation of amounts from Renminbi ("Rmb") into United States dollars ("US$") for the convenience of the reader has been made at the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York on June 25,1996 of US$1.00=Rmb
8.32. No representation is made that the Renminbi amounts could have been, or could be, converted into United States dollars at that rate on June 25, 1996 or at any other certain rate.

                 NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS



The descriptions of pro forma adjustments to the financial information of DHPP for the year ended December 31, 1995 are:


a. To record interest expenses at a rate of 5.5% per annum on the notes payable to DHPP resulting from the transfer by DHPP to DHPC of operating assets and liabilities with an estimates valuation of approximately Rmb 35,712,000, assuming that the notes payable would be outstanding for the entire year.

b. To record PRC income tax at a rate of 33% (30% state unified income tax and 3% local income tax) on the income before tax. DHPC is granted tax concession, underwhich it is exempted from PRC income tax for two years starting from the first year of profitable operations and then is subject to a 50% reduction in PRC income tax for three years. The potential benefit of tax exemption has not been reflected in the unaudited proforma statement of operations.